UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2008

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street, New York, New York 10010

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 807-9060

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 18, 2008, dELiA*s Distribution Company, a wholly owned subsidiary of dELiA*s, Inc., a Delaware corporation (the “Company”), entered into a Third Mortgage Note Modification Agreement (the “Mortgage Modification Agreement”) with Manufacturers and Traders Trust Company, extending the maturity date of the mortgage note on the Company’s distribution center located in Hanover, Pennsylvania from September 30, 2008 to September 30, 2009. A copy of the Mortgage Modification Agreement is filed as Exhibit 10.1 to this report and is incorporated into this Item 1.01 by reference.

Item 2.02.	Results of Operations and Financial Condition.

On March 20, 2008, the Company announced its earnings for its fourth quarter and fiscal year ended February 2, 2008. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated into this Item 2.02 by reference.

The information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference into future filings by the Company under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibit is being filed herewith:

10.1	Third Mortgage Note Modification Agreement and Declaration of No Set-off, dated March 18, 2008, by and between dELiA*s Distribution Company and Manufacturers and Traders Trust Company, as successor in interest to Allfirst Bank.

The following Exhibit is being furnished herewith:

99.1	Press Release of dELiA*s, Inc., dated March 20, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.
(Registrant)

Date: March 20, 2008	By:	/s/ Stephen A. Feldman
Stephen A. Feldman, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Third Mortgage Note Modification Agreement and Declaration of No Set-off, dated March 18, 2008, by and between dELiA*s Distribution Company and Manufacturers and Traders Trust Company, as successor in interest to Allfirst Bank.

99.1	Press Release of dELiA*s, Inc., dated March 20, 2008.